UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2022

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

The Registrant announced today that it now offers for sale certain real time SARS-CoV2-RT-PCR clinical tests (“Clinical Test Kits”) and SARS-CoV-2 Antigen Rapid Self Tests (“Home Test Kits”). The Clinical Test Kits and Home Test Kits offered for sale have received Emergency Use Authorization from the United States Food and Drug Administration (“FDA EUA”).

COVID-19 is a respiratory disease caused by infection with SARS-CoV-2 virus. Common signs of infection include respiratory symptoms, fever, cough, breathing difficulties. In severe cases, infection can cause pneumonia, severe acute respiratory syndrome, kidney failure and death.

The Clinical Test Kits, manufactured in the United States, are intended for the qualitative detection of nucleic acid from the SARS-CoV-2 in nasopharyngeal swabs, oropharyngeal swabs and sputum from patients suspected of COVID-19 by their healthcare provider. Testing is limited to laboratories certified under the Clinical Laboratory Improvement Amendments of 1988 (CLIA), 42 U.S.C. §263a, to perform high complexity tests.

The Clinical Test Kits are a real-time reverse transcription polymerase chain reaction test that includes the assays and controls for a real time RT-PCR test for the qualitative detection of RNA from SARS-CoV-2 in nasopharyngeal swab, oropharyngeal swab and sputum specimens from patients who are suspected of COVID-19.

Results are for the identification of SARS-CoV-2 RNA. The SARS-CoV-2 RNA is generally detectable in sputum and upper respiratory specimens during the acute phase of infection. Positive results are indicative of the presence of SARS-CoV-2 RNA; clinical correlation with patient history and other diagnostic information is necessary to determine patient infective status.

The Clinical Test Kits are intended for use by qualified and trained clinical laboratory personnel specifically instructed and trained in the techniques of real-time PCR and in vitro diagnostic procedures.

The Home Test Kits are one-step lateral flow chromatographic immunoassay. The test strip in the device includes: (i) a conjugate pad containing anti-SARS-CoV-2’s Nucleocapsid protein antibody, Mouse IgG antibody, all of which are conjugated to colloidal gold, and (ii) nitrocellulose membrane containing a test line (“T-line”) and a control line (“C-line”).

The T-line is coated with anti-SARS-CoV-2’s Nucleocapsid protein antibody, when the specimen is added, it migrates by capillary diffusion rehydrating the gold conjugate, if present in the specimen, SARS-CoV-2’s Nucleocapsid protein and its antibody labeled with colloidal gold formed antigen-antibody complexes. These complexes will continue to migrate along the strip until the T-line, where they are captured by the SARS-CoV-2’s Nucleocapsid protein antibody generating a red violet line in T-line. If the specimen does not contain SARS-CoV-2 or the SARS-CoV-2 is below the lower level, the T-line will not appear.

The C-line is coated with Goat anti-Mouse IgG which should bind to the gold-Mouse IgG antibodies conjugate and form a red violet line regardless of the presence of SARS-CoV-2’s Nucleocapsid protein.

The purchase of the Clinical Test Kits and the Home Test Kits is subject to certain terms and conditions including, but not limited to, product inspection, product testing, and acceptance. The agreement to purchase the Clinical Test Kits and the Home Test Kits is cancelable, among other things, upon the occurrence of material adverse changes in market conditions or the manufacturer’s loss of its FDA EUA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: February 23, 2022	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer